Exhibit 99.1

C4 Therapeutics Announces Key 2021 Milestones to Support Progress Toward Goal of Four Clinical-Stage Programs by Year-End 2022

– Investigational New Drug (IND) Application for Lead Candidate CFT7455, a MonoDAC™ targeting IKZF1/3 for the Treatment of Hematologic Malignancies, Under FDA Review; Initiation of Phase 1/2 Trial Expected in 1H 2021 –

– IND Application Submission for CFT8634, a BiDAC™ targeting BRD9 for Synovial Sarcoma and SMARCB1-deleted Tumors, Planned for 2H 2021 –

– BRAF and RET Programs Expected to Advance to IND-enabling Studies During 2021 –

– Year-End Cash, Cash Equivalents and Marketable Securities Expected to Provide Runway to End of 2023 –

WATERTOWN, Mass., Jan. 6, 2021 (GLOBE NEWSWIRE) – C4 Therapeutics, Inc. (C4T) (Nasdaq: CCCC), a biopharmaceutical company pioneering a new class of small-molecule medicines that selectively destroy disease-causing proteins through degradation, announces key milestones for 2021, including C4T’s transition into a clinical-stage company and advancement of the Company’s pioneering targeted protein degrader portfolio.

“C4T’s achievements in 2020, including the recent IND submission for our lead candidate, position us for considerable progress in 2021,” said Andrew Hirsch, president and chief executive officer of C4 Therapeutics. “Pending FDA clearance, we look forward to initiating our first clinical trial, evaluating CFT7455 for the treatment of hematologic malignancies. In addition, leveraging the capabilities of our TORPEDO™ platform, we are advancing a broad portfolio of differentiated targeted protein degraders, which we believe have distinctive benefits over traditional small molecule approaches. This includes plans to submit an IND for CFT8634 and progress two additional BiDAC programs into IND-enabling studies, alongside continued investment in our discovery efforts. These strategic objectives keep us on track to deliver four programs into the clinic by the end of 2022.”

“This is an exciting time for C4T as we embark on our first clinical study, advancing our mission to transform patient treatment through targeted protein degradation,” said Marc Cohen, executive chairman and co-founder of C4 Therapeutics. “I would like to acknowledge the tremendous work of the entire C4T team over the last five years to get us to this inflection point.”

2021 ANTICIPATED KEY MILESTONES

•

Initiate a Phase 1/2 clinical trial for CFT7455 in relapsed or refractory non-Hodgkin lymphomas and multiple myeloma in 1H 2021. CFT7455 is an orally bioavailable MonoDAC (Monofunctional Degradation Activating Compound) targeting IKZF1/3 for the treatment of hematologic malignancies such as multiple myeloma and non-Hodgkin lymphomas, including peripheral T cell lymphoma and mantle cell lymphoma.

•

Submit an IND application for CFT8634 in 2H 2021. CFT8634 is an orally bioavailable BiDAC (Bifunctional Degradation Activating Compound) targeting BRD9 for the treatment of synovial sarcoma and SMARCB1-deleted solid tumors.

•

Advance our BRAF program into IND-enabling studies in 2021. The goal of our BRAF program is to develop an orally bioavailable BiDAC targeting BRAF V600E for the treatment of genetically defined, solid tumors including locally advanced or metastatic melanoma and non-small cell lung cancer (NSCLC). Our BRAF program is partnered with Roche.

•

Advance our RET program into IND-enabling studies in 2021. The goal of our RET program is to develop an orally bioavailable BiDAC targeting genetically altered RET for the treatment of solid tumors, including relapsed or refractory NSCLC and sporadic medullary thyroid cancers that are resistant to RET inhibitors.

RECENT HIGHLIGHTS

In addition, the Company also provided an update on recent progress:

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IND Submitted for CFT7455: In December 2020, C4T submitted an IND application for its lead candidate, CFT7455, targeting IKZF1/3 for the treatment of relapsed or refractory non-Hodgkin lymphomas and multiple myeloma.

•

Continued to Strengthen Leadership Team: Kelly Schick has been appointed chief people officer. Ms. Schick will be joining C4T in January 2021 from AMAG Pharmaceuticals, where she served as senior vice president, chief human resources officer and head of corporate engagement. In addition, Kendra Adams was appointed senior vice president, communications and investor relations. Ms. Adams joined C4T in November 2020 from Agios Pharmaceuticals where she served as vice president, external communications and investor relations.

•

Completed Upsized Initial Public Offering: In October 2020, C4T completed an upsized initial public offering of 11.0 million shares of common stock, including the full exercise of the underwriters’ over-allotment option, at a price of $19.00 per share. Net proceeds from the offering were $191.1 million.

Cash Guidance

Unaudited cash, cash equivalents and short-term investments as of December 31, 2020, were approximately $370 million. C4T expects its cash, cash equivalents and short-term investments, including payments anticipated to be received under existing collaboration agreements, will be sufficient to fund its operating plan to the end of 2023.

UPCOMING INVESTOR EVENTS

•	January 14, 2021 – C4T will present at the 39th Annual J.P. Morgan Healthcare Conference
•	March 16, 2021 – C4T will participate in the Guggenheim Targeted Protein Degradation Day

About C4 Therapeutics

C4 Therapeutics (C4T) is a biopharmaceutical company focused on harnessing the body’s natural regulation of protein levels to develop novel therapeutic candidates to target and destroy disease-causing proteins for the treatment of cancer, neurodegenerative conditions and other diseases. This targeted protein degradation approach offers advantages over traditional therapies, including the potential to treat a wider range of diseases, reduce drug resistance, achieve higher potency, and decrease side effects through greater selectivity. To learn more about C4 Therapeutics, visit www.C4Therapeutics.com.

Forward-Looking Statements

This press release contains “forward-looking statements” of C4 Therapeutics, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but may not be limited to, express or implied statements regarding our ability to develop potential therapies for patients; the design and potential efficacy of our therapeutic approaches; the predictive capability of our TORPEDO™ platform in the development of novel, selective, orally bioavailable degraders; the potential timing and advancement of our preclinical studies and clinical trials, including the potential timing for regulatory authorization related to clinical trials; our ability and the potential to successfully manufacture and supply our product candidates for clinical trials; our ability to replicate results achieved in our preclinical studies or clinical trials in any future studies or trials; our current resources and cash runway; and regulatory developments in the United States and foreign countries. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties related to the initiation, timing and conduct of preclinical and clinical studies and other development requirements for our product candidates; the risk that any one or more of our product candidates will cost more to develop or may not be successfully developed and commercialized; and the risk that the results of preclinical studies and clinical trials will be predictive of future results in connection with future studies or trials. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in C4 Therapeutics’ most recent Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and C4T undertakes no duty to update this information unless required by law.

Investor & Media Contact:

Kendra Adams

SVP, Communications & Investor Relations

Kendra.Adams@c4therapeutics.com